UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

INTUITIVE MACHINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13467 Columbia Shuttle Street Houston, Texas	77059
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 520-3703

N/A

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sales Agreement

In connection with Intuitive Machines, Inc.’s (the “Company”) Registration Statement on Form S-3 (File No. 333-296442) (the “Registration Statement”), which became effective on June 2, 2026, which included a base prospectus and a prospectus supplement relating to the offer and sale, from time to time through the Agents (as defined below), of shares of the Company’s Class A common stock, par value $0.0001 per share, for aggregate gross proceeds of up to $500.0 million (the “Shares”) which was filed with the SEC on June 2, 2026 (the “Prospectus”), the Company is hereby filing a copy of the Sales Agreement (the “Sales Agreement”) by and among the Company and Barclays Capital Inc., Cantor Fitzgerald & Co., B. Riley Securities, Inc., Canaccord Genuity LLC, Clear Street LLC, Craig-Hallum Capital Group LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Roth Capital Partners, LLC and Stifel, Nicolaus & Company, Incorporated (collectively, the “Agents”) which is filed herewith as Exhibit 1.1.

The Sales Agreement contains customary representations, warranties and agreements by the Company, and indemnification obligations of the Company and the Agents and other obligations of the parties. Under the terms of the Sales Agreement, the Company has agreed to pay the Agents a commission of up to 3.0% of the sales price per share sold under the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by the Agents in connection with the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Sales Agreement

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2026	INTUITIVE MACHINES, INC.

	By:	/s/ Stephen Altemus
	Name:	Stephen Altemus
	Title:	Chief Executive Officer and President